UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2017

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

The Board of Directors, (the “Board”), of Covenant Transportation Group, Inc. (the “Company, “we,” “us,” and “our”), announced adoption of the following policies, consistent with the Board’s focus on sound corporate governance principles:

• Majority vote
• Overboarding
• Stock ownership
• Anti-hedging and anti-pledging
• Lead independent director

Pursuant to the majority vote policy, in the event that a director does not receive support from holders of a majority of shares voted in an uncontested election of directors, they must tender their resignation to the Nominating and Corporate Governance Committee (the “Committee”). The Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or take some other action.

Pursuant to the overboarding policy, our Chief Executive Officer is prohibited from serving on more than three public company boards, including the Board, and our other board members are prohibited from serving on more than five public company boards, including the Board.

Pursuant to the stock ownership policy, each of our Chief Executive Officer, President, and Chief Financial Officer are required to build certain stock ownership over time (10 times base annual salary for our Chief Executive Officer and 1 times base annual salary for each of our President and our Chief Financial Officer). These requirements are currently met by each of our Chief Executive Officer, President, and Chief Financial Officer. The stock ownership guidelines set forth the Board’s expectation that the specified executive officers will continuously own Company stock with a value equal to a specified multiple of annual base salary. The Company previously had stock ownership guidelines for directors in place ($100,000 currently representing 4 times annual cash compensation).

Pursuant to the anti-hedging and anti-pledging policy, our Chief Executive Officer, President, and Chief Financial Officer are prohibited from hedging our Class A and Class B common stock (including, but not limited to, short-selling, options, puts and calls, as well as derivatives such as swaps, forwards, and futures), pledging our stock as collateral for a loan, or purchasing our stock on margin.

Pursuant to the Board’s appointment of a lead independent director (“LID”), the LID was designated to (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors, (ii) serve as liaison between the Chairman of the Board and the independent directors, (iii) provide input on meeting agendas for the Board, (iv) approve Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, (v) have the authority to call meetings of the independent directors, and (vi) if requested by major stockholders, ensure that he or she is available for consultation and direct communication.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99.1	Covenant Transportation Group, Inc. Majority Vote Policy
	99.2	Covenant Transportation Group, Inc. Overboarding Policy
	99.3	Covenant Transportation Group, Inc. Executive Stock Ownership, Retention, and Anti-Hedging and Anti-Pledging Policy
	99.4	Covenant Transportation Group, Inc. Lead Independent Director Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: March 12, 2018	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Covenant Transportation Group, Inc. Majority Vote Policy
99.2	Covenant Transportation Group, Inc. Overboarding Policy
99.3	Covenant Transportation Group, Inc. Executive Stock Ownership, Retention, and Anti-Hedging and Anti-Pledging Policy
99.4	Covenant Transportation Group, Inc. Lead Independent Director Policy